Exhibit  23:



                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS




The  Board  of  Directors
NBI,  Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-73334) of NBI, Inc. of our report dated August 24, 2001, relating to the consolidated financial statements of NBI, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2001. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.




/s/  BDO  Seidman,  LLP
BDO  Seidman,  LLP




Denver,  Colorado
September  28,  2001